UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2015

Alder BioPharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36431	90-0134860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11804 North Creek Parkway South Bothell, WA		98011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (425) 205-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2015, the Compensation Committee (the “Committee”) of our Board of Directors reviewed the achievement of company and individual performance goals and other factors deemed relevant by the Committee in determining the amounts earned by our named executive officers under our bonus program for 2014. The following table sets forth all of the compensation awarded to, earned by or paid to our named executive officers during 2014, including the bonus amounts earned in 2014, which will be paid during 2015:

Name and Principal Position	Year	Salary	Non-Equity Incentive Plan Compensation(1)	Option Awards(2)	All Other Compensation		Total
Randall C. Schatzman, Ph.D.	2014	$420,029	$264,000	$1,487,715	$31,478	(3)	$2,203,222
President, Chief Executive
Officer and Director

John A. Latham, Ph.D.	2014	376,946	177,165	574,077	23,948	(4)	1,152,136
Chief Scientific Officer

Mark J. Litton, Ph.D.	2014	323,835	127,050	346,892	17,523	(5)	815,300
Chief Business Officer

Jeffrey T.L. Smith, M.D., FRCP	2014	368,484	154,763	495,230	18,587	(6)	1,037,064
Senior Vice President,
Translational Medicine

(1)	Our 2014 company goals related to the advancement of our clinical trials and preclinical programs, business and corporate development objectives, collaboration objectives and financial management objectives. For 2014, the Committee determined our chief executive officer’s annual performance bonus based on attainment of company objectives, which bonus the Committee determined was appropriate given our chief executive officer’s responsibility for the overall direction and success of our business. The Committee based the 2014 annual performance bonuses for each of the other named executive officers on an equal balance of company performance (50%) and individual performance (50%), which the Committee determined was appropriate in order to reinforce the importance of integrated and collaborative leadership. For 2014, the Committee determined that Drs. Latham, Litton and Smith were entitled to 117.5%, 110% and 120% of their target bonuses. The Committee determined that Dr. Schatzman should receive 120% of his target bonus.
(2)	The amounts in this column reflect the aggregate grant date fair value of each option award granted during the year, computed in accordance with FASB ASC Topic 718. We use the Black-Scholes option pricing model to estimate the fair value of stock option awards using various assumptions that require our management to apply judgment and make estimates. The valuation assumptions used in determining such fair value include: risk-free interest rate (1.9%), expected dividend yield (0%), expected volatility (66.6%) and the average expected term (6.1 years).
(3)	Includes: (a) the value of company paid premiums of $20,937 for term-life, long-term care and disability insurance, (b) $10,400 of safe-harbor matching contributions defined in our 401(k) plan, (c) $100 of gym reimbursement and (d) $41 for the cancellation of options to purchase fractional shares resulting from a 1-for-5.5 reverse stock split of our common stock.
(4)	Includes: (a) the value of company paid premiums of $14,062 for term-life, long-term care and disability insurance, (b) $9,772 of safe-harbor matching contributions defined in our 401(k) plan, (c) $100 of gym reimbursement and (d) $14 for the cancellation of options to purchase fractional shares resulting from a 1-for-5.5 reverse stock split of our common stock.
(5)	Includes: (a) the value of company paid premiums of $7,107 for term-life, long-term care and disability insurance, (b) $10,400 of safe-harbor matching contributions defined in our 401(k) plan and (c) $16 for the cancellation of options to purchase fractional shares resulting from a 1-for-5.5 reverse stock split of our common stock.
(6)	Includes: (a) the value of company paid premiums of $18,555 for term-life, long-term care and disability insurance and (b) $32 for the cancellation of options to purchase fractional shares resulting from a 1-for-5.5 reverse stock split of our common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alder BioPharmaceuticals, Inc.
Dated: January 30, 2015
	By:	/s/ Randall C. Schatzman
Randall C. Schatzman, Ph.D.
President and Chief Executive Officer